Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

DermTech, Inc.:

We consent to the use of our report dated March 5, 2021, with respect to the consolidated financial statements of DermTech, Inc., incorporated herein by reference.

/s/ KPMG LLP

San Diego, California

May 25, 2021